EXHIBIT 99.1

First Data Reports First Quarter 2016 Financial Results

•	Q1 GAAP consolidated revenue of $2.8 billion, up 3%; up 5% excluding currency impacts

•	Q1 segment revenue of $1.7 billion, up 2%; up 5% excluding currency impacts

•	Q1 adjusted EBITDA of $636 million, up 13%; adjusted EBITDA margin expands 360 basis points to 37.6%

•	Q1 GAAP net loss of $56 million, includes $46 million of debt extinguishment charges and $52 million of IPO-triggered stock-based compensation costs

•	Continued strengthening of the balance sheet through debt refinancings that extended maturities of $4.6 billion of term loans

NEW YORK, APRIL 25, 2016 - First Data Corporation (NYSE: FDC), a global leader in commerce-enabling technology and solutions, today reported financial results for the first quarter ended March 31, 2016. Consolidated revenue for the first quarter was $2.8 billion, up 3% versus the prior year period, or up 5% excluding currency impacts. Segment revenue, which modifies consolidated revenue for pass-through items and other impacts, was $1.7 billion for the quarter, up 2% versus the prior year period, or up 5% excluding currency impacts.

For the first quarter 2016, the net loss attributable to First Data was $56 million, which compares to a net loss of $112 million in the prior year period. The net loss in the current quarter includes the impact of $46 million of debt extinguishment charges and $52 million of IPO-triggered stock-based compensation expense. Adjusted net income,(1) which modifies net income for items such as debt extinguishment charges, stock-based compensation, amortization of acquisition intangibles, restructuring costs and other items, was $220 million (or $0.24 per diluted share), up $185 million versus the prior year period, driven by improved operating results and lower interest expense.

For the first quarter 2016, adjusted earnings before interest, taxes, depreciation, and amortization (adjusted EBITDA) was $636 million, up $73 million, or 13%, versus the prior year period, driven by revenue growth and expense management. Adjusted EBITDA margin improved 360 basis points to 37.6% in the quarter.

“Our results this quarter, with solid revenue growth, margin expansion and cash generation, were matched by rigorous expense management and a focus on winning new business,” said

(1) Starting in the first quarter 2016, First Data modified the definition of adjusted net income. Adjusted net income now adds back only the portion of consolidated amortization related to alliances that is attributable to First Data’s ownership percentage, as opposed to 100% of consolidated amortization. For comparison purposes, current and prior year periods have been adjusted in our reconciliation tables to reflect the modified definition. Under the prior definition, adjusted net income for the first quarter 2016 would have been $238 million, up $182 million versus the prior year period.

First Data Chairman and CEO Frank Bisignano. “While we are pleased to record another quarter of mid-single digit revenue growth, we are engaged on many levels to continually improve our franchise,” Bisignano added.

Segment Results

Global Business Solutions (GBS)

First quarter 2016 GBS segment revenue was $955 million, down 1% versus the prior year period, or up 2% on a constant currency basis. Within geographic regions, North America revenue of $737 million declined 2% (or 0% including merchant-related revenue within the Network & Security Solutions segment) versus the prior year period. North America GBS saw 7% transaction growth, offset by a decline in blended yield. EMEA revenue was $140 million, up 13%, or up 17% on a constant currency basis, primarily driven by strong transaction growth and a higher blended yield.

First quarter 2016 GBS adjusted expenses were $579 million, down 4% versus the prior year period, benefiting from foreign exchange and expense reduction actions.

First quarter 2016 GBS adjusted EBITDA was $376 million, up 4% versus the prior year period. Adjusted EBITDA margin improved 200 basis points to 39.4% in the quarter.

Global Financial Solutions (GFS)

First quarter 2016 GFS segment revenue was $386 million, up 8% versus the prior year period, or up 12% on a constant currency basis. Within geographic regions, North America revenue of $234 million was up 11%, driven by new business and internal growth in credit and retail processing, and in output services. North America GFS card accounts on file grew 13% year over year. EMEA revenue was $103 million, up 2%, or up 6% on a constant currency basis.

First quarter 2016 GFS adjusted expenses were $231 million, down 3% versus the prior year period, benefiting from foreign exchange and expense reduction actions.

First quarter 2016 GFS adjusted EBITDA was $155 million, up 30% versus the prior year period. Adjusted EBITDA margin improved 690 basis points to 40.2% in the quarter.

Network & Security Solutions (NSS)

First quarter 2016 NSS segment revenue was $352 million, up 5% versus the prior year period. Revenue growth in the quarter was primarily driven by growth in security solutions and stored value.

First quarter 2016 NSS adjusted expenses were $201 million, down 2% versus the prior year period.

First quarter 2016 NSS adjusted EBITDA was $151 million, up 16% versus the prior year period. Adjusted EBITDA margin improved 420 basis points to 42.9% in the quarter.

Cash Flow

In the first quarter 2016, cash flow from operations was $386 million, versus $(102) million in the prior year period. Free cash flow, which First Data defines as cash flow from operations less capital expenditures and distributions to minority interests, was $211 million in the current quarter, versus $(310) million in the prior year period. The increase in both measures was driven by improved operating results and a $375 million decline in cash interest payments.

Improvements to Capital Structure

Year to date, First Data refinanced $4.6 billion of the approximately $6 billion in 2018 term loans, extending these maturities into the next decade.

In March 2016, First Data issued $900 million of senior secured first lien notes with an interest rate of 5.0%, due in 2024. The proceeds of those notes were used to repay approximately $900 million of its senior secured term loans due in 2018 and to pay related fees and expenses.

Also, First Data extended the maturity of $3.7 billion of its outstanding U.S. dollar denominated term loans from March 2018 to March 2021. The transaction was announced in March and closed on April 13.

First Data estimates 2016 full year cash interest expense at approximately $1.0 billion.

Non-GAAP Measures

In certain circumstances, results have been presented that are non-GAAP (generally accepted accounting principles) measures and should be viewed in addition to, and not in lieu of, the company's reported results. These non-GAAP measures should not be considered in isolation or as a substitute for the most comparable GAAP measures. Non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measures, provide a more complete understanding of our business. Investors are strongly encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Adjusted EBITDA is defined as EBITDA further adjusted to exclude certain items and other adjustments and is used by management as a measure of operating performance. The company believes that the inclusion of supplementary adjustments to EBITDA applied in presenting adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about non-recurring items that the company does not expect to continue at the same level in the future. Adjusted net income, a measure used by management to measure operating performance, is not a recognized term under GAAP and is not an alternative to net income (loss) attributable to First Data as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, adjusted net income is not intended to be a measure of free cash flow available for management’s discretionary use. Management believes that adjusted net income is helpful in highlighting trends because adjusted net income excludes the results of items that may mask underlying trends in the business. Because not all companies use identical calculations, this presentation of adjusted EBITDA and adjusted net income may not be comparable to other similarly titled measures of other companies.

Certain measures in this release are presented excluding the estimated impact of foreign currency changes (constant currency). To present this information, monthly results in the current period for entities reporting in currencies other than United States dollars are translated into United States dollars at the average exchange rates in effect during the corresponding month of the prior fiscal year, rather than the actual average exchange rates in effect during the current fiscal year. Once translated, each month in the period is added together to calculate the constant currency current period results.

Reconciliations to comparable GAAP measures are available in the accompanying schedules and in the "Investor Relations" section of the company's website at investor.firstdata.com.

Investor Conference Call

The company will host a conference call and webcast on Monday, April 25, 2016, at 8 a.m. ET to review the first quarter 2016 financial results.

To listen to the call, dial +1 (800) 708-4540 (U.S.) or +1 (847) 619-6397 (outside the U.S.); passcode 42146413, at least 10 minutes prior to the start of the call. The call will be webcast on the “Investor Relations” section of the First Data website at investor.firstdata.com where an accompanying slide presentation will also be available.

A replay of the call will be available through May 9, 2016, at +1 (888) 843-7419 (U.S.) or +1 (630) 652-3042 (outside the U.S.); passcode 42146413 and via webcast at investor.firstdata.com.

Please note: Other than the replay, First Data has not authorized, and disclaims responsibility for any recording, replay or distribution of any transcription of this call.

About First Data

First Data (NYSE: FDC) is a global leader in commerce-enabling technology and solutions, serving approximately six million business locations and 4,000 financial institutions in 118 countries around the world. The company’s 24,000 owner-associates are dedicated to helping companies, from start-ups to the world’s largest corporations, conduct commerce every day by securing and processing more than 2,500 transactions per second and $1.9 trillion per year.

Contact

Peter Poillon Investor Relations First Data 212-266-3565 Peter.Poillon@firstdata.com	Liidia Liuksila Public Relations First Data 212-515-0174 Liidia.Liuksila@firstdata.com

First Data Corporation
Consolidated Statements of Operations
(Unaudited)
(in millions)

	Three Months Ended March 31,
	2016	2015	% Change	Constant Currency % Change
Revenues:
Transaction and processing service fees (a)	$1,591	$1,566	2%	3%
Product sales and other	279	256	9%	14%
Total revenues (excluding reimbursable items)	1,870	1,822	3%	5%
Reimbursable PIN debit fees, postage and other	907	873	4%	4%
Total revenues	2,777	2,695	3%	5%
Expenses:
Cost of services	731	714	2%
Cost of products sold	78	76	3%
Selling, general and administrative	564	520	8%
Depreciation and amortization	238	251	-5%
Other operating expense	21	1	NM
Total expenses (excluding reimbursable items)	1,632	1,562	4%
Reimbursable PIN debit fees, postage and other	907	873	4%
Total expenses	2,539	2,435	4%
Operating profit	238	260	-8%
Interest expense, net	(263)	(406)	-35%
Loss on debt extinguishment	(46)	—	NM
Other income (b)	6	35	-83%
Loss before income taxes and equity earnings in affiliates	(65)	(111)	-41%
Income tax expense	5	3	67%
Equity earnings in affiliates (a)	64	51	25%
Net loss	(6)	(63)	-90%
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interest	50	49	2%
Net loss attributable to First Data Corporation	$(56)	$(112)	-50%

(See accompanying notes)

First Data Corporation
Summary Segment Data
(Unaudited)
(in millions)

	Three Months Ended March 31,
	2016	2015	% Change
Segment Revenues (c):
Global Business Solutions	$955	$962	-1%
Global Financial Solutions	386	357	8%
Network & Security Solutions	352	336	5%
Total segment revenues	1,693	1,655	2%
Adjustments to reconcile to consolidated revenues:
Adjustments for non wholly owned entities (d)	14	20	-30%
Independent Sales Organization (ISO) commission expense (e)	163	147	11%
Reimbursable PIN debit fees, postage, and other	907	873	4%
Consolidated revenues	$2,777	$2,695	3%

Adjusted EBITDA (f):
Global Business Solutions	$376	$360	4%
Global Financial Solutions	155	119	30%
Network & Security Solutions	151	130	16%
Corporate	(46)	(46)	—%
Adjusted EBITDA	636	563	13%
Adjustments to reconcile to Net loss attributable to First Data Corporation:
Adjustments for non wholly owned entities (d)	10	7	43%
Depreciation and amortization	(238)	(251)	-5%
Interest expense, net	(263)	(406)	-35%
Loss on debt extinguishment	(46)	—	NM
Other items (g)	(35)	(15)	133%
Income tax expense	(5)	(3)	67%
Stock-based compensation	(115)	(7)	NM
Net loss attributable to First Data Corporation	$(56)	$(112)	-50%

Segment depreciation and amortization (a):
Total segment depreciation and amortization	$228	$245	-7%
Adjustments for non wholly owned entities (d)	19	21	-10%
Amortization of initial payments for new contracts	15	11	36%
Total consolidated depreciation and amortization per unaudited consolidated statements of cash flows	262	277	-5%
Amortization of equity method investments	(9)	(15)	-40%
Amortization of initial payments for new contracts	(15)	(11)	36%
Total consolidated depreciation and amortization per unaudited consolidated statements of operations	$238	$251	-5%

(See accompanying notes)

First Data Corporation
Notes to Financial Schedules
(Unaudited)

(a)
Includes amortization of initial payments for new contracts (presented in "Summary Segment Data"), which is recorded as a contra-revenue within "Transaction and processing service fees" and amortization related to equity method investments, which is netted within the "Equity earnings in affiliates" line of $9 million and $15 million for the three months ended March 31, 2016 and 2015, respectively.

(b)	Other income includes divestitures, impairments, derivative gains and (losses), and non-operating foreign currency gains and (losses), as applicable to the periods presented.

(c)
Segment revenues exclude reimbursable PIN debit fees, postage and other revenue. For significant affiliates, segment revenue is reflected based on our proportionate share of the results of our investments in businesses accounted for under the equity method and consolidated subsidiaries with noncontrolling ownership interests. For other affiliates, we include equity earnings in affiliates, excluding amortization expense, in segment revenue. In addition, our segment measures reflect revenue-based commission payments to Independent Sales Organizations (ISOs).

(d)
Net adjustment to reflect our proportionate share of the results of our investments in businesses accounted for under the equity method and consolidated subsidiaries with noncontrolling ownership interests. For other affiliates, we include equity earnings in affiliates, excluding amortization expense, in segment revenue and adjusted EBITDA by segment.

(e)	Independent Sales Organization commissions are presented as contra-revenues in the unaudited consolidated statements of operations.

(f)
Adjusted EBITDA includes equity earnings in affiliates and excludes depreciation and amortization expense, net income attributable to noncontrolling interests, other operating expenses, and other income (expense).

(g)
Restructuring, non-normal course litigation and regulatory settlements, debt issuance costs, and "Other income" as presented in the unaudited consolidated statements of operations, which includes divestitures, impairments, derivative gains and (losses), non-operating foreign currency gains and (losses), and Kohlberg Kravis Roberts & Co. (KKR) related items. KKR related items represent KKR annual sponsorship fees for management, consulting, financial and other advisory services. In the first quarter 2016, the company did not incur any KKR related items.

First Data Corporation
Adjusted Net Income
(Unaudited)
(in millions)

ADJUSTED NET INCOME
Three Months Ended March 31, 2016

		Adjustments
	GAAP	Segment Adjustments (a)	Stock-based compensation (b)	Loss on debt extinguishment (c)	MTM adjustment for derivatives (d)	Amortization of acquisition intangibles and deferred financing costs (e)	Restructuring, impairment, litigation and other (f)	Adjusted
Total revenues	$2,777	$(1,084)	$—	$—	$—	$—	$—	$1,693
Total expenses	2,539	(1,098)	(115)	—	—	(105)	(27)	1,194
Operating profit	238	14	115	—	—	105	27	499
Interest expense, net	(263)	—	—	—	—	3	—	(260)
Loss on debt extinguishment	(46)	—	—	46	—	—	—	—
Other income (expense)	6	—	—	—	4	—	(10)	—
(Loss) income before income taxes and equity earnings in affiliates	(65)	14	115	46	4	108	17	239
Income tax expense	5	—	7	—	—	6	1	19
Equity earnings in affiliates	64	(64)	—	—	—	—	—	—
Net (loss) income	(6)	(50)	108	46	4	102	16	220
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interest	50	(50)	—	—	—	—	—	—
Net (loss) income attributable to First Data Corporation	$(56)	$—	$108	$46	$4	$102	$16	$220

Net (loss) income per share:
Basic	$(0.06)							$0.25
Diluted	$(0.06)							$0.24
Weighted-average common shares outstanding:
Basic	896,339,379							896,339,379
Diluted	896,339,379							918,886,109

(a)	Represents proportional consolidation, Independent Sales Organization commissions, and reimbursable PIN debit fees, postage, and other.

(b)	Stock-based compensation expense includes $49 million of IPO-triggered expense, net of tax.

(c)	Represents costs associated with debt refinancing.

(d)	Represents mark-to-market activity related to our undesignated hedges, ineffectiveness of our designated hedges, and mark-to-market activity on our euro-denominated debt held in the United States.

(e)
Represents amortization of intangibles established in connection with the 2007 Merger and acquisitions we have made since 2007, excluding the percentage of our consolidated amortization of acquisition intangibles related to non wholly owned consolidated alliances equal to the portion of such alliances owned by our alliance partners. This column also includes amortization related to deferred financing costs.

(f)	Represents restructuring, impairments, litigation and regulatory settlements, investments gains and (losses), and divestitures, as applicable to the periods presented.

First Data Corporation
Adjusted Net Income
(Unaudited)
(in millions)

ADJUSTED NET INCOME
Three Months Ended March 31, 2015

		Adjustments
	GAAP	Segment Adjustments (a)	Stock-based compensation	Loss on debt extinguishment (b)	MTM adjustment for derivatives (c)	Amortization of acquisition intangibles and deferred financing costs (d)	Restructuring, impairment, litigation and other (e)	Adjusted
Total revenues	$2,695	$(1,040)	$—	$—	$—	$—	$—	$1,655
Total expenses	2,435	(1,042)	(7)	—	—	(132)	(25)	1,229
Operating profit	260	2	7	—	—	132	25	426
Interest expense, net	(406)	—	—	—	—	16	—	(390)
Loss on debt extinguishment	—	—	—	—	—	—	—	—
Other income (expense)	35	—	—	—	(66)	—	31	—
(Loss) income before income taxes and equity earnings in affiliates	(111)	2	7	—	(66)	148	56	36
Income tax expense (benefit)	3	—	—	—	—	—	(2)	1
Equity earnings in affiliates	51	(51)	—	—	—	—	—	—
Net (loss) income	(63)	(49)	7	—	(66)	148	58	35
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interest	49	(49)	—	—	—	—	—	—
Net (loss) income attributable to First Data Corporation	$(112)	$—	$7	$—	$(66)	$148	$58	$35

(a)	Represents proportional consolidation, Independent Sales Organization commissions, and reimbursable PIN debit fees, postage, and other.

(b)	Represents costs associated with debt refinancing.

(c)	Represents mark-to-market activity related to our undesignated hedges, ineffectiveness of our designated hedges, and mark-to-market activity on our euro-denominated debt held in the United States.

(d)
Represents amortization of intangibles established in connection with the 2007 Merger and acquisitions we have made since 2007, excluding the percentage of our consolidated amortization of acquisition intangibles related to non-wholly owned consolidated alliances equal to the portion of such alliances owned by our alliance partners. This column also includes amortization related to deferred financing costs.

(e)	Represents restructuring, impairments, litigation and regulatory settlements, investments gains and (losses), and divestitures, as applicable to the periods presented.

First Data Corporation
Adjusted Net Income
(Unaudited)
(in millions)

Non-GAAP Reconciliation: GAAP Net Loss to Adjusted Net Income

	Three months ended
	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016
Net loss attributable to First Data Corporation	$(112)	$(26)	$(126)	$(1,217)	$(56)
Adjustments to reconcile to Net loss attributable to First Data Corporation:
Stock-based compensation (a)	7	12	11	299	108
Loss on debt extinguishment (b)	—	—	108	960	46
Mark-to-market adjustment for derivatives and euro-denominated debt (c)	(66)	33	13	(33)	4
Amortization of acquisition intangibles and deferred financing costs (d)	148	116	144	161	102
Restructuring, impairment, litigation, and other (e)	58	9	21	101	16
Adjusted net income	$35	$144	$171	$271	$220

(a)	Includes $49 million and $254 million of IPO-triggered expense, net of tax, for Q1 2016 and Q4 2015, respectively.

(b)	Represents costs associated with debt refinancing.

(c)	Represents mark-to-market activity related to our undesignated hedges, ineffectiveness of our designated hedges, and mark-to-market activity on our euro-denominated debt held in the United States.

(d)
Represents amortization of intangibles established in connection with the 2007 Merger and acquisitions we have made since 2007, excluding the percentage of our consolidated amortization of acquisition intangibles related to non wholly owned consolidated alliances equal to the portion of such alliances owned by our alliance partners. This row also includes amortization related to deferred financing costs.

(e)	Represents restructuring, impairments, litigation and regulatory settlements, investments gains and losses, and divestitures, as applicable to the periods presented.

First Data Corporation
Operating Data
(Unaudited)
(in millions)

	Three Months Ended March 31,
	2016	2015	% Change
GBS:
North America merchant transactions (a)	10,744	10,015	7%
International merchant transactions (b)	1,766	1,549	14%

GFS:
North America card accounts on file (c)	814	719	13%
International card accounts on file (d)	151	135	12%

NSS:
Network transactions (EFT and Stored Value) (e)	4,764	4,415	8%

(a)
North American merchant transactions include acquired Visa and MasterCard credit and signature debit, American Express and Discover, PIN-debit, electronic benefits transactions, processed-only and gateway customer transactions at the POS. North American merchant transactions reflect 100% of alliance transactions.

(b)
International transactions include Visa, MasterCard, and other payment network merchant acquiring transactions for clients outside the U.S. and Canada. Transactions include credit, signature debit, PIN-debit POS, POS gateway, and ATM transactions.

(c)	North America card accounts on file reflect the total number of bankcard credit and retail credit accounts as of the end of the periods presented.

(d)	International card accounts on file reflect total bankcard and retail accounts outside the United States and Canada as of the end of the periods presented.

(e)	Network transactions include the debit issuer processing transactions, STAR Network issuer transactions, and closed loop and open loop POS transactions.

First Data Corporation
Selected Consolidated Balance Sheet and Cash Flow Data
(Unaudited)
(in millions)

SELECTED CONSOLIDATED BALANCE SHEET DATA
	As of	As of
	March 31, 2016	December 31, 2015

Cash and cash equivalents	$311	$429
Current settlement assets	7,777	8,150
Total assets	33,725	34,362

Short-term and current portion of long-term borrowings	604	856
Settlement obligations	7,777	8,150
Long-term borrowings	18,857	18,737
Total liabilities	30,041	30,625

Redeemable noncontrolling interest	73	77

Total First Data Corporation stockholders' equity	625	668
Noncontrolling interests	2,986	2,992
Total equity	3,611	3,660

SELECTED CONSOLIDATED CASH FLOW DATA
	Three Months Ended March 31,
	2016	2015
Source/(Use) of cash
Net cash provided by (used in) operating activities	$386	$(102)
Net cash used in investing activities	(123)	(167)
Net cash (used in) provided by financing activities	(373)	253
Supplemental cash flow data
Cash interest payments on long-term debt (a)	$186	$561

(a)	For purposes of this schedule, long-term debt excludes interest on capital leases.

Non-GAAP Reconciliation: Operating to Free Cash Flow
	Three Months Ended March 31,
	2016	2015	% Change

Net cash provided by (used in) operating activities	$386	$(102)	NM
Capital expenditures	(117)	(145)	(19)%
Distribution to minority interest	(58)	(63)	(8)%
Free cash flow source/(use)	$211	$(310)	NM

First Data Corporation
Forward Looking Statements

Notice to Investors, Prospective Investors and the Investment Community; Cautionary Information Regarding Forward-Looking Statements

Certain matters we discuss in our public statements may constitute forward-looking statements. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions which concern our strategy, plans, projections or intentions. Examples of forward-looking statements include, but are not limited to, all statements we make relating to revenue, earnings before net interest expense, income taxes, depreciation, and amortization (EBITDA), earnings, margins, growth rates, and other financial results for future periods. By their nature, forward-looking statements speak only as of the date they are made; are not statements of historical fact or guarantees of future performance; and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Actual results could differ materially and adversely from our forward-looking statements due to a variety of factors, including the following: (1) adverse impacts from global economic, political, and other conditions affecting trends in consumer, business, and government spending; (2) our ability to anticipate and respond to changing industry trends, including technological changes and increasing competition; (3) our ability to successfully renew existing client contracts on favorable terms and obtain new clients; (4) our ability to prevent a material breach of security of any of our systems; (5) our ability to implement and improve processing systems to provide new products, improve functionality, and increase efficiencies; (6) our merchant alliance program which involves several alliances not under our sole control and each of which acts independently of the others; (7) credit and fraud risks in our business units and merchant alliances, particularly in the context of eCommerce and mobile markets; (8) consolidation among financial institution clients or other client groups that impacts our client relationships; (9) our ability to improve our profitability and maintain flexibility in our capital resources through the implementation of cost savings initiatives; (10) our ability to successfully value and integrate acquired businesses, including those outside of the United States; (11) our high degree of leverage; (12) adverse impacts from currency exchange rates or currency controls imposed by any government or otherwise; (13) changes in the interest rate environment that increase interest on our borrowings or the interest rate at which we can refinance our borrowings; (14) the impact of new laws, regulations, credit card association rules, or other industry standards; and (15) new lawsuits, investigations, or proceedings, or changes to our potential exposure in connection with pending lawsuits, investigations or proceedings,  and various other factors set forth in our Annual Report on Form 10-K for the period ended December 31, 2015, including but not limited to, Item 1 - Business, Item 1A - Risk Factors, and Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations. Except as required by law, we do not intend to revise or update any forward-looking statement as a result of new information, future developments or otherwise.